UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Grain Energy, LLC held its 2011 annual members meeting on Tuesday, February 15, 2011, for the purpose of electing two directors to our board of directors, providing an advisory Say-on-Pay vote and providing an advisory vote on the frequency of the Say-on-Pay vote. Votes were solicited in person and by proxy.

Proposal One: Director Election

We had two nominees for the two vacant director positions. The incumbents, Marion Cagley and Jerry Calease, were reelected for additional three year terms until our 2014 annual meeting. The voting results for the director election were as follows:

Nominee	Votes For	Votes Withheld/Abstain
Marion Cagley	7,716,688	295,000
Jerry Calease	7,743,688	335,000

Proposal Two: Say-on-Pay

We conducted an advisory vote where our members could either endorse or not endorse our system of compensating our executive officers called a "Say-on-Pay" vote. Our members voted to endorse our system of compensating our executive officers. The voting results for the Say-on-Pay vote were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
8,031,688	510,000	543,000

Proposal Three: Frequency of Say-on-Pay

We conducted an advisory vote on how frequently our members would like to provide the advisory Say-on-Pay vote. The alternatives were for every year, every other year or every third year. Our members approved the every three year option. The voting results for the frequency of the Say-on-Pay vote were as follows:

Every Year	Every Other Year	Every Three Years	Abstain
796,000	711,333	7,077,355	538,000

Board Decision on Frequency of Say-on-Pay

On June 20, 2011, our Board of Directors decided to follow the member advisory vote and hold the Say-on-Pay vote every three years. Therefore, we anticipate that we will next present the Say-on-Pay vote to our members at our 2014 Annual Member Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: June 21, 2011	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)